EXHIBIT 21

                          OMI CORPORATION SUBSIDIARIES
                            AS OF DECEMBER 31, 1999
  (ALL SUBSIDIARIES ARE 100% OWNED DIRECTLY OR INDIRECTLY EXCEPT AS INDICATED)


COMPANY                                                   JURISDICTION
-------                                                   ------------
Alliance Chartering LLC (50%)                             Marshall Islands
Alma Shipping LLC                                         Marshall Islands
Amazon Transport, Inc. (49%)                              Liberia
Cairo Sea Shipping LLC                                    Marshall Islands
Colorado Shipping LLC                                     Marshall Islands
Columbia Shipping LLC                                     Marshall Islands
Czantoria Shipping LLC                                    Marshall Islands
Danube Shipping LLC                                       Marshall Islands
Elbe Shipping LLC (inactive)                              Marshall Islands
Elbe Shipping LLC                                         Delaware
Geraldton Navigation Company Incorporated  (49.9%)        Panama
Hayes Navigation Company Pte. Ltd.         (49.9%)        Singapore
International Product Carriers Limited     (50%)          Bermuda
International Product Carriers LLC         (50%)          Delaware
International Product Carriers Ltd. Pte.   (50%)          Singapore
Isere Shipping LLC                                        Marshall Islands
Laurel Shipping LLC                                       Marshall Islands
Limar Shipping LLC                                        Marshall Islands
Loire Shipping LLC`                                       Marshall Islands
Mendala II Transport, Inc.                                Liberia
Nile Shipping LLC                                         Marshall Islands
OMI Marine Services LLC                                   Delaware
OMI Promise Transport, Inc.                               Liberia
OMI State, Inc.                                           Washington
Pagoda Shipping LLC                                       Marshall Islands
Patricia Shipping LLC                                     Marshall Islands
Paulina Shipping LLC                                      Marshall Islands
Pecos Shipping LLC                                        Marshall Islands

                                                                      EXHIBIT 21

                          OMI CORPORATION SUBSIDIARIES
                            AS OF DECEMBER 31, 1999
  (ALL SUBSIDIARIES ARE 100% OWNED DIRECTLY OR INDIRECTLY EXCEPT AS INDICATED)


COMPANY                                                   JURISDICTION
-------                                                   ------------
Sabine Shipping LLC                                       Marshall Islands
Sacramento Shipping LLC                                   Marshall Islands
Seine Shipping LLC                                        Marshall Islands
Severn Shipping LLC                                       Marshall Islands
Shannon Shipping LLC (inactive)                           Marshall Islands
Shannon Shipping LLC.                                     Delaware
Sokolica Shipping LLC                                     Marshall Islands
Soyang Shipping LLC                                       Marshall Islands
Tiber Shipping LLC                                        Marshall Islands
Trent Shipping LLC                                        Marshall Islands
Trinidad Sea Shipping LLC                                 Marshall Islands
UBC Chartering Ltd.                                       Liberia
Volga Shipping LLC                                        Marshall Islands


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